UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2005

Group 1 Automotive, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13461	76-0506313
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

950 Echo Lane, Suite 100, Houston, Texas		77024
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-647-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 1, 2005, Group 1 Automotive, Inc., a Delaware corporation (the "Company"), issued a press release announcing the Company has adopted a new operating structure, moving from 13 platforms to five geographic regions. Effective January 1, 2006, Joseph C. Herman, who joined the Company as senior vice president, operations in April 2004, will lead the Company's Southeast Region. Mr. Herman's previous position as senior vice president, operations, has been eliminated in the Company's new operating structure. A copy of the press release is attached to this report as Exhibit 99.1.

Item 8.01 Other Events.

On November 1, 2005, Group 1 Automotive, Inc., a Delaware corporation, announced that it will streamline its operations into five geographic regions from its current 13 platforms. A copy of the press release is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Press Release of Group 1 Automotive, Inc., dated as of November 1, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

November 1, 2005	By:	Robert T. Ray

Name: Robert T. Ray
Title: Senior Vice President, Chief Financial Officer & Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Group 1 Automotive, Inc., dated as of November 1, 2005.